UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934
June 28, 2010
Date of Report (Date of earliest event reported)
LOCAL.COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34197 (Commission File Number)	33-0849123 (IRS Employer Identification No.)
One Technology Drive, Building G
Irvine, California 92618
(Address of principal executive offices)
(949) 784-0800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-10.1
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
On June 28, 2010, Local.com Corporation (“Registrant”) entered into a Loan and Security Agreement (the “Agreement”) with Silicon Valley Bank (“SVB”). The Registrant issued a press release announcing the Agreement on July 1, 2010, a copy of which is attached hereto as Exhibit 99.1. The Agreement provides a revolving credit facility to the Registrant of up to $30 million (the “Revolving Line”). The maturity date of the Revolving Line is June 28, 2013.
The interest rate under the Agreement allows the Registrant to choose whether the borrowings bear interest either at the prime rate announced from time to time by SVB or the prime rate plus 0.5% or 1%, or at LIBOR plus 2%, 2.5% or 3%, depending in the case of both prime rate and LIBOR rate borrowings on whether the Registrant’s Leverage Ratio is less than 1, at least 1 and not greater than 2, or greater than 2. The Leverage Ratio is the Registrant’s consolidated funded indebtedness to Registrant’s consolidated EBITDA for the twelve months ending on the date of determination. The procedures for determining LIBOR, and the procedures for and potential impacts of borrowing at LIBOR, are specified in further detail in the Agreement.
The Registrant’s ability to borrow under the Revolving Line is subject to various ongoing conditions precedent, described in further detail in the Agreement. Some of these conditions are subject to SVB’s judgment in its sole discretion as to specified matters such as whether or not there has been any material impairment in the Registrant’s results of operation or financial condition. The Agreement contains customary representations, warranties, and affirmative and negative covenants for facilities of this type, including certain restrictions on dispositions of the Registrant’s assets, changes in business, change in control, mergers and acquisitions, payment of dividends, and incurrence of certain indebtedness and encumbrances. The Agreement also contains customary events of default, including payment defaults and a breach of representations and warranties and covenants. If an event of default occurs and is continuing, SVB has certain rights and remedies under the Agreement, including declaring all outstanding borrowings immediately due and payable, ceasing to advance money or extend credit, and rights of set-off.
The Registrant must meet certain financial covenants during the term of the Revolving Line, including maintaining a minimum adjusted quick ratio of 1.25 to 1, which is a ratio of the Registrant’s unrestricted cash and cash equivalents plus net billed accounts receivable and investments that mature in fewer than 12 months to the Registrant’s current liabilities minus deferred revenue, warrant liability and plus 25% of any outstanding credit extensions under the Revolving Line. The Registrant is also required to maintain a Leverage Ratio of not greater than 2.5 at the end of each fiscal quarter through June 30, 2012 and 2.0 at the end of each fiscal quarter thereafter. In addition, the Registrant’s quarterly adjusted EBITDA must equal at least $1,000,000 (this minimum amount is for financial covenant purposes only, and do not represent projections of the Registrant’s financial results).
The Registrant paid a facility fee of $75,000 to SVB on June 28, 2010 pursuant to the Agreement. Additionally, there is an annual facility fee of 0.25% of the unused portion of the Revolving Line, calculated as specified in the Agreement.
All amounts borrowed under the Facility are secured by a general security interest on the assets of the Registrant, except for the Registrant’s intellectual property, which the Registrant has instead agreed to remain unencumbered during the term of the Agreement.
FORWARD-LOOKING STATEMENTS
The discussion above includes forward-looking statements, which are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially. More information about factors that potentially could affect Registrant’s actual results is included in Registrant’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K for the year ended December 31, 2009, its quarterly reports on Form 10-Q and other subsequent filings.
On June 25, 2010, the Registrant’s previously announced line of credit with Square 1 Bank expired by its terms.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1	Loan and Security Agreement dated June 28, 2010, by and between Registrant and Silicon Valley Bank.

Exhibit 99.1	Press release of Registrant dated July 1, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL.COM CORPORATION
Date: July 1, 2010	By:	/s/ Brenda Agius
Brenda Agius
Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description

Exhibit 10.1	Loan and Security Agreement dated June 28, 2010, by and between Registrant and Silicon Valley Bank.

Exhibit 99.1	Press release of Registrant dated July 1, 2010.